Exhibit 5

Board of Directors
UTG Communications International, Inc.
17 Cattano Avenue
Morristown, NJ  07960

February 3, 1999

Gentlemen:

In our capacity as legal counsel to UTG Communications International, Inc., a Delaware corporation ("UTG"), we hereby deliver to you the legal opinion of the law firm of Wuersch & Gering LLP for the purpose of filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-3 ("Registration Statement"), which Registration Statement relates to 1,005,335 shares of common stock, par value $.00001 per share, of UTG, which are owned by the persons listed under the heading "Selling Stockholders" in the Registration Statement (the "Shares").

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of UTG, all such agreements, certificates of officers of UTG and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for this opinion.

In our examination of relevant documents, we have assumed the legal capacity of all natural persons executing such documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein without independent verification thereof.

To the extent it may be relevant to the opinion expressed herein, we have assumed that the parties to the documents have the power to enter into and perform such documents and to consummate the transactions contemplated thereby and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of such parties.

We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We express no opinion concerning any law other than the Delaware General Corporation Law.

On the basis of the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

We are members of the Bar of the State of New York. This opinion is limited to the federal securities laws of the United States. This opinion is provided only for the Referenced Shares as qualified by the conditions set forth above, and solely for you, in connection with the matters set forth herein. This opinion may not be relied upon by anyone else or for any other purpose, nor may it be quoted from or referred to, nor may copies hereof be delivered to any


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person without my prior written consent. In particular, and without limiting the generality of the foregoing, we express no opinion on whether any transfer of Shares may be restricted by reason of any private agreements made by UTG or any owner of Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Sincerely yours,


                              /s/ WUERSCH & GERING LLP
                              -------------------------------
                              WUERSCH & GERING LLP


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